UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 12, 2013, Eastern Virginia Bankshares, Inc. (the “Company”) closed its previously announced $45.0 million private placements with affiliates of Castle Creek Capital Partners and GCP Capital Partners and certain other institutional investors pursuant to which the Company issued 4,649,919 newly issued shares of the Company’s common stock and 5,240,192 shares of a new series of non-voting mandatorily convertible non-cumulative preferred stock, each at $4.55 per share (the “Private Placements”). The Private Placements were previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2013, which description is incorporated herein by reference. The Private Placements are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The placement agent with respect to the Private Placements received compensation of approximately $2.7 million upon the closing of the Private Placements.

Item 8.01 Other Events.

On June 12, 2013, the Company issued a press release in which it announced that it has closed the Private Placements. A copy of the Company’s press release announcing the closing of the Private Placements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated June 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: June 12, 2013	/s/ J. Adam Sothen
By: J. Adam Sothen Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 12, 2013.